Wachovia SBA Lending, Inc. Series 1998–1 Servicer’s Certificate	Record Date: 07/31/2004 Determination Date: 08/11/2004 Distribution Date: 08/16/2004

		Original	Beginning				Total Class		Ending
	Certificate	Certificate	Certificate			Liquidated	Principal	Total	Certificate
Class	Rate	Balance	Balance	Interest	Principal	Losses	Distribution	Distribution	Balance
A	1.9300%	83,700,000.00	24,745,434.23	35,600.34	378,694.73	0.00	378,694.73	414,295.07	24,366,739.50
Factors per Thousand				0.42533262	4.52442927		4.52442927	4.94976189	291.11994624
B	2.3500%	6,300,000.00	1,862,559.51	3,262.72	28,503.91	0.00	28,503.91	31,766.63	1,834,055.60
Factors per Thousand				0.51789206	4.52443016		4.52443016	5.04232222	291.11993651

Pool		90,000,000.00	26,607,993.74	38,863.06	407,198.64	0.00	407,198.64	446,061.70	26,200,795.10
Totals				0.43181178	4.52442933		4.52442933	4.95624111	291.11994556

Certificate Information

		Interest	Adjusted
		Distribution	Interest
	Accrued	Amount	Distribution	Remittance	Shortfall
Class	Interest	Adjustment	Amount	Rate	Amounts
A	39,798.90	(4,198.56)	35,600.34	1.9300%	0.00
B	3,647.40	(384.68)	3,262.72	2.3500%	0.00

HSBC Bank USA
Issuer Services	Susie Moy
10 East 40th Street, 14th Floor	Phone: 212-525-1362
New York, NY 10016-0200	Fax: 212-525-1300

Wachovia SBA Lending, Inc. Series 1998–1 Servicer’s Certificate	Record Date: 07/31/2004 Determination Date: 08/11/2004 Distribution Date: 08/16/2004

Schedule of Remittance

Aggregate Amount Received	768,300.21
Amount Available in the Spread Account	1,712,540.93
Interest Earnings on Spread Account	798.07
Monthly Advances	0.00
(Servicing Fee) *	(31,168.90)
(Premium Protection Fee)	(32,028.58)
(Unreimbursed Monthly Advances)	0.00

Available Funds	2,418,441.73

Bond Interest Distributed	38,863.06
Bond Principal Distributed	407,198.64
Escrow Fee	1,330.40
Specified Spread Account Requirement	1,710,932.40
(Required for Spread Account)	0.00
Spread Excess Distributed to Spread Acct Depositor	260,117.23

2,418,441.73

Collateral Information

Aggregate Beginning Principal Balance of Loans		26,607,993.74
Aggregate Ending Principal Balance of Loans		26,200,795.10
Principal Prepayments (Number / Amount)	2	213,324.67
Curtailments		2,286.85
Excess and Monthly Payments		191,587.12
Recoveries on Previous Realized Losses		128,624.27
Interest Received		232,477.30
Amount of Monthly Advance		0.00
Compensating Interest		121.76
Liquidated Losses (Current / Cumulative)	0.00	2,007,917.62
Delinquent 24 mos or Uncollectible (Current / Cumulative)	0.00	5,857,545.89
Specified Spread Account Requirement		1,710,932.40
Transfer from Spread Account to Certificate Account		0.00
Amount on Deposit in Spread Account after all required transfers		1,971,049.63
Excess Spread / Extra Interest	79,274.28	85,839.60
Weighted Average SBA Loan Interest Rate		6.3257%
Weighted Average Maturity		157.754
Servicer Withdrawals from Principal and Interest Account
Accrued Unpaid Servicing Fees		$0.00
Unreimbursed Monthly / Servicing Advances		$0.00
Investment Earnings on Permitted Instruments		$0.00
Funds deposited in the account in error		$0.00
Servicing Compensation (paid prior month)		$32,249.15

*	In the calculation of Servicing Fee, the Company computes the amount based upon the product of the total interest collected and the ratio of the Servicing Fee rate as specified in the Agreement over the prior month weighted average customer rate.

HSBC Bank USA
Issuer Services	Susie Moy
10 East 40th Street, 14th Floor	Phone: 212-525-1362
New York, NY 10016-0200	Fax: 212-525-1300

Wachovia SBA Lending, Inc. Series 1998–1 Servicer’s Certificate	Record Date: 07/31/2004 Determination Date: 08/11/2004 Distribution Date: 08/16/2004

Exhibit K

Outstanding Balance - Pool	26,200,795.10
# Accounts	333

Delinquent Information	# Loans	Pool Amount	Pool %
Delinquent 1-29 Days	158	14,733,759.77	56.234%
Delinquent 30-59 Days	2	37,686.45	0.144%
Delinquent 60-89 Days	1	60,109.87	0.229%
Delinquent 90-179	3	82,894.45	0.316%
Delinquent 180-719	1	283,615.87	1.082%
Delinquent 720 and Over	0	0.00	0.000%
Loans in Foreclosure	0	0.00	0.000%
REO Property	0	0.00	0.000%

Totals	165	15,198,066.41	58.005%

Outstanding Balance - Gross	89,106,348.94
# Accounts	333

Delinquent Information	# Loans	Gross Amount	Gross %
Delinquent 1-29 Days	158	46,228,517.62	51.880%
Delinquent 30-59 Days	2	150,745.17	0.169%
Delinquent 60-89 Days	1	240,439.13	0.270%
Delinquent 90-179	3	331,577.17	0.372%
Delinquent 180-719	1	846,336.76	0.950%
Delinquent 720 and Over	0	0.00	0.000%
Loans in Foreclosure	0	0.00	0.000%
REO Property	0	0.00	0.000%

Totals	165	47,797,615.85	53.641%

HSBC Bank USA
Issuer Services	Susie Moy
10 East 40th Street, 14th Floor	Phone: 212-525-1362
New York, NY 10016-0200	Fax: 212-525-1300

Wachovia SBA Lending, Inc. Series 1998–1 Servicer’s Certificate	Record Date: 07/31/2004 Determination Date: 08/11/2004 Distribution Date: 08/16/2004

Series 1998-1

The following additional information, presented in dollars, pursuant to Section 6.09 subclauses (ii), (iii), (iv), (v), (x) and (xii), is provided for each Class per $1,000 original dollar amount as of the Cut-off date.

Sub-Clause		Class A	Class B	Pool
(ii)		296	296	296
(iii)		0	0	2
(iv)		0	0	0
(v)		0	0	2
(x) (a&b)	(i )	0	1	0
	(ii)	0	0	0
	(iii)	0	0	0
	total	0	1	0
(x) (c&d)	(i )	5	5	5
	(ii)	0	0	0
	(iii)	0	0	0
	(iv)	0	0	0
	(v )	0	0	0
	(vi)	0	0	0
	(vii)	0	0	0
	total	5	5	5
(xii)		291	291	291

HSBC Bank USA
Issuer Services	Susie Moy
10 East 40th Street, 14th Floor	Phone: 212-525-1362
New York, NY 10016-0200	Fax: 212-525-1300

Wachovia SBA Lending, Inc. Series 1998–1 Servicer’s Certificate	Record Date: 07/31/2004 Determination Date: 08/11/2004 Distribution Date: 08/16/2004

I, Stephanie Hartson, Assistant Vice President, represent that Wachovia SBA Lending, Inc., complied with section 6.09 of the Pooling and Servicing Agreement dated February 28, 1998 pertaining to Series 1998-1 in preparing the accompanying Servicer’s Certificate.

Wachovia SBA Lending, Inc.

By: /s/ Stephanie Hartson

Name: Stephanie Hartson
Title: Assistant Vice President

HSBC Bank USA
Issuer Services	Susie Moy
10 East 40th Street, 14th Floor	Phone: 212-525-1362
New York, NY 10016-0200	Fax: 212-525-1300